                                  EXHIBIT 2.2
                                  -----------

              AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER
              ---------------------------------------------------

(Any exhibits or schedules that are omitted, are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees, however, to furnish supplementary a copy of such omitted items to the Commission upon request).

                                AMENDMENT NO. 1
                                ---------------
                        TO AGREEMENT AND PLAN OF MERGER
                        -------------------------------

     THIS AMENDMENT No. 1, dated as of May 25, 2000, to the Agreement and Plan of Merger dated as of March 27, 2000 (the "Agreement"), is by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation ("Buyer"), L&H Holdings USA, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Buyer ("Sub"), Dragon Systems, Inc., a Delaware corporation ("Company"), and the principal stockholders of Company listed on the signature page hereof (the "Principal Stockholders"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

     1. Section 2.1(c) of the Agreement is hereby amended to read in its entirety as follows:

          "(c)  Merger Shares.  Subject to the provisions of Section 2.2
                -------------
     hereof, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive .32927 (the "Exchange Ratio") shares of the Common Stock, BEF 10.77 fractional value per share, of Buyer ("Buyer Common Stock") (subject to reduction to account for fractional shares) (collectively, the "Merger Shares"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares and any cash in lieu of fractional Merger Shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2(d) hereof, without interest. The Exchange Ratio reflects Buyer's 2:1 stock split, the record date for which was April 28, 2000."

     2. Section 2.3 of the Agreement is hereby amended to read in its entirety as follows, and all references to Section 2.3 in the other sections of the Agreement shall be disregarded.

          "Section 2.3 [Intentionally omitted.]"

     3. Section 6.22 of the Agreement is hereby amended to read in its entirety as follows:

     "Section 6.22.  Shelf Registration Statement.
                     -----------------------------

          If the issuance of the Merger Shares is exempt from registration under the Securities Act, by not later than fifteen (15) business days after the Closing, Buyer shall have filed a registration statement under the Securities Act on Form F-3 or S-3 (as applicable) (or any successor short form registration statement involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of the Merger Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"); provided that Buyer may exclude from the Shelf Registration Statement the Shares of any Stockholder who has failed to provide Buyer with any information reasonably requested of such Stockholder in writing by Buyer in connection with the preparation of the Shelf Registration Statement."

     4.   Section 7.2(h) of the Agreement is hereby deleted in its entirety.

     5. Seagate Technology, Inc. hereby agrees that it shall convert, into shares of Company Common Stock, its Convertible Note from the Company, in the maximum principal amount of $5,000,000, on or before the Closing Date, such conversion to be in accordance with the terms of such note.

     6. The Company hereby represents and warrants to the Buyer and Sub that, as of the date hereof, the sum of (a) the total number of shares of Company Common Stock outstanding (assuming the conversion into Common Stock of all shares of Company Preferred Stock and the conversion of the Convertible Note held by Seagate (described in the preceding paragraph)) and (b) the total number of shares issuable upon exercise of outstanding options of the Company, exclusive of the options for a total of 311,900 shares of Common Stock granted in May 2000 which have an exercise price of $4.05 per share, does not exceed 35,170,345.


                           [Signature pages follow.]

     IN WITNESS WHEREOF, Buyer, Sub, Company and Principal Stockholders have caused this Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.


                         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                         By:  /s/ Gaston Bastiaens
                              ----------------------------------------
                              Gaston Bastiaens
                              President and Chief Executive Officer


                         DRAGON SYSTEMS, INC.


                         By:  /s/ Janet M. Baker
                              ----------------------------------------
                              Janet M. Baker
                              Chairman


                         L&H HOLDINGS USA, INC.


                         By:  /s/ Gaston Bastiaens
                              ----------------------------------------
                              Gaston Bastiaens
                              President and Chief Executive Officer

                         PRINCIPAL STOCKHOLDERS:

                         /s/ James K. Baker
                         ---------------------------
                         James K. Baker

                         /s/ Janet M. Baker
                         ---------------------------
                         Janet M. Baker

                         /s/ Robert Roth
                         ---------------------------
                         Robert Roth

                         SEAGATE TECHNOLOGY, INC.

                         By:  /s/ Donald L. Waite
                         ---------------------------------------------
                         Name:   Donald L. Waite
                         Title:  Executive Vice President

                         PAUL G. BAMBERG AND DONALD B. FLETCHER, JR., AS TRUSTEES OF THE PAUL G. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93

                         /s/ Paul G. Bamberg
                         ---------------------------------------------
                         Paul G. Bamberg

                         /s/ Donald B. Fletcher, Jr.
                         ---------------------------------------------
                         Donald B. Fletcher, Jr.

                         CHERRY F. BAMBERG AND DONALD B. FLETCHER, JR., AS TRUSTEES OF THE CHERRY F. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93

                         /s/ Cherry F. Bamberg
                         ---------------------------------------------
                         Cherry F. Bamberg

                         /s/ Donald B. Fletcher Jr.
                         ---------------------------------------------
                         Donald B. Fletcher, Jr.